Exhibit 2.6     Merger Agreement of PDMI Subsidiary B Inc. into Pro-Dex Management Inc.

Delaware

PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"PDMI SUBSIDIARY B, INC.", A DELAWARE CORPORATION,

WITH AND INTO "PRO-DEX MANAGEMENT, INC." UNDER THE NAME OF "PRO-DEX MANAGEMENT, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF CALIFORNIA, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-EIGHTH DAY OF JUNE, A.D. 2004, AT 6:58 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3822932 8100M

040476939

AUTHENTICATION: 3204974

DATE: 06-30-04

CERTIFICATE OF OWNERSHIP AND MERGER

Of

PDMI Subsidiary B, Inc.
(a Delaware corporation)

into

Pro-Dex Management, Inc.
(a California corporation)

Pro-Dex Management. Inc. ("Foreign Parent"), a corporation organized and existing under Laws of the State  of California, does hereby certify:

1.             Foreign Parent is a business corporation of the State of California.

2.             Foreign Parent is the owner of all of the outstanding shares of stock of PDMI Subsidiary B, Inc. ("Domestic Subsidiary"), which is a business corporation of the State of Delaware.

3.             The laws of the jurisdiction of organization of Foreign Parent permit  the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

4.             Foreign Parent hereby merges Domestic Subsidiary into Foreign Parent.

5.             The following is a copy of the resolutions adopted on June 11, 2004 by the Board of Directors of Foreign Parent to merge Domestic Subsidiary into the Foreign Parent:

RESOLVED that. PDMI Subsidiary B, Inc. ("Domestic Subsidiary") be merged into this corporation ("Foreign Parent"), and that all of the estate, property, rights, privileges, powers, and franchises of Domestic Subsidiary be vested in and held and enjoyed by Foreign Parent as fully and entirely and without change or diminution as the same were before held and enjoyed by Domestic Subsidiary in its name.

RESOLVED that Foreign Parent assume all of the obligations of Domestic Subsidiary.

RESOLVED that Foreign Parent does hereby agree that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Domestic Subsidiary, as well as for enforcement of any obligation of Foreign Parent arising from the merger herein provided for; does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such proceeding; and does hereby specify the following address without the State of Delaware to which a copy of such process shall be rmailed by the Secretary of State of the State of Delaware:

151 E. Columbine Ave., Santa Ana, California 92707.

RESOLVED that Foreign Parent shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, by the laws of the State of California, and by the 1aws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of Domestic Subsidiary and of Foreign Parent and in any other appropriate jurisdiction.

Executed on June 11, 2004.

"Foreign Parent"	Pro-Dex Management, Inc.
by: /s/ Patrick Johnson Patrick Johnson, President

A0613941

State of California

SECRETARY OF STATE

I, *Kevin Shelley*, Secretary of State of the State of California, hereby certify:

That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

JUL - 7 2004

Kevin Shelley

Secretary of State

Sec/State Form CE-107 [illegible]

CERTIFICATE OF OWNERSHIP

OF

PDMI Subsidiary B, Inc.

INTO

Pro-Dex Management, Inc.

To the Secretary of State
State of California

Pursuant to the provisions of the General Corporation Law of the State of California, the undersigned officers of the parent corporation hereinafter named do hereby certify as follows:

FIRST:    The name of the parent corporation, which is a business corporation of the State of California, and which is to be the surviving corporation under the merger herein certified, is Pro-Dex Management, Inc. ("Parent").

SECOND; The name of the subsidiary corporation, which is a business corporation of the State of Delaware, and which is to be the terminating corporation under the merger herein certified, is PDMI Subsidiary B, Inc.

THIRD:  Parent owns 100% of the outstanding shares of Subsidiary.

FOURTH: The following is a copy of the resolution to merge Subsidiary into Parent as adopted and approved by the Board of Directors of Parent;

RESOLVED THAT:

1.    Pro-Dex Management, Inc. ("Parent") which is a business corporation of the State of California and is the owner of all of the outstanding shares of PDMI Subsidiary B, Inc. ("Subsidiary"), which is a business corporation of the State of Delaware, does hereby merge Subsidiary into Parent pursuant to the provisions of the General Corporation Law of the State of California and pursuant to the provisions of the Delaware General Corporation Law and does hereby assume all of the liabilities of Subsidiary;

2.   Subsidiary shall be the terminating corporation upon the effective date of the merger herein provided for pursuant to the Delaware General Corporation Law and to the provisions of the General Corporation Law of the State of California, and Parent shall continue its existence as the surviving corporation pursuant to the provisions of the General Corporation Law of the State of California

3.  The issued shares of Subsidiary shall not be converted in any manner, nor shall any cash or other consideration be paid or delivered therefor, inasmuch as Parent is the owner of all outstanding shares of Subsidiary, but each said share which is issued as of the complete effective date of the merger shall be surrendered and extinguished;

4.   The Board of Directors and the proper officers of Parent are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and/or  record any and all instruments,  papers and documents which shall be or become necessary, proper or convenient to carry out, or put into effect any of the provisions of the merger herein provided for,

On the date set forth below, in the City of Santa Ana in the State of California, each of the undersigned does hereby declare under the penalty of perjury under the laws of the Stare of California that he signed the foregoing certificate in the official capacity set forth beneath his signature, and that the statements set forth in said certificate are true of his own knowledge.

Executed on this June 11, 2004.

/s/ Patrick Johnson
Patrick Johnson, President of Pro-Dex Management, Inc.

/s/ Jeff Ritchey
Jeff Ritchey, Secretary of Pro-Dex Management, Inc.